UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 13, 2016

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Goose as President of Ingredient Sales and Marketing for North America

On July 13, 2016, Michael Goose, 36, entered into an employment agreement with RiceBran Technologies (“RBT”) effective July 11, 2016 (the “Employment Agreement”), pursuant to which he was appointed RBT’s President of Ingredient Sales and Marketing for North America.  Mr. Goose’s appointment to this position was pursuant to the Settlement Agreement previously disclosed in our July 11, 2016 Form 8-K.  Since December 2015, he has been a managing member of LF-RB Management, LLC, a firm engaged in consulting, activism and asset management.  From January 2015 to November 2015, Mr. Goose was Managing Director of H2O Venture Capital, a firm engaged in consulting and private equity investments.  From 2002 through 2014, Mr. Goose held numerous positions at Hain Celestial Group, Inc. (“Hain Celestial”).  He was involved in a wide variety of industry leading categories at Hain Celestial, including snacks, meat alternatives, packaged produce, crackers, kosher and poultry.  Prior to his departure from Hain Celestial, he was a Director of Marketing for Strategic Brands, where he was responsible for annual sales and marketing strategies of 12 brands.  Mr. Goose also served as general manager and director of marketing and sales of the Kosher Valley poultry company, a joint venture between Hain Celestial and Pegasus Capital.  Mr. Goose holds a Bachelor of Arts degree from Dalhousie University with a focus in economics.

The Employment Agreement has a term ending on June 30, 2017.  Pursuant to the Employment Agreement, RBT agreed to pay Mr. Goose an annual salary of $200,000.  Mr. Goose is eligible for RBT’s annual bonus program, pursuant to which he may be eligible to earn an annual bonus each year up to 50% of his annual salary and a discretionary bonus each year as determined by the RBT Board or Compensation Committee.

The description of the terms of the employment agreement does not purport to be complete and is qualified in its entirety to the full text of the employment agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01           Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Michael Goose

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: July 18, 2016	By:	/s/ J. Dale Belt

J. Dale Belt
Chief Financial Officer
(Duly Authorized Officer)